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                                                                    EXHIBIT 23.4

                                                        [AVSOLUTIONS, INC. LOGO]
                                                        Aviation Solutions

December 22, 1999


America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85034-3899


Re:  America West Airlines, Inc.
     Pass Through Certificates, Series 1999-1
     ----------------------------------------


Ladies and Gentlemen:

          We consent to the reference to our name in the text under the headings "Risk Factors--Risk Factors Relating to the Certificates and the Exchange Offer--Possible Effects if Aircraft Appraisals do not Correspond to the Realizable Value of Aircraft", "Description of the Aircraft and the Appraisals--The Appraisals", "Experts" and "Appendix II--Appraisal Letters" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission. We also consent to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.

Sincerely,

/s/ Bryant E. Lynch

Bryant E. Lynch
Manager, Commercial Appraisals





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                          Email: avsol@avsolutions.com



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